As filed with the Securities and Exchange Commission on July 17, 1998
                                                         Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              __________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              __________________

                               DOCUMENTUM, INC.
            (Exact name of registrant as specified in its charter)

                              __________________

       Delaware                                          95-4261421
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                              ___________________

                             5671 Gibraltar Drive
                       Pleasanton, California 94588-8547
                                (510) 463-6800
         (Address and telephone number of principal executive offices)

                              ___________________

                         Relevance Technologies, Inc.
                                1996 Stock Plan
                           (Full title of the plans)

                             ____________________

                               Jeffrey A. Miller
                     President and Chief Executive Officer
                               Documentum, Inc.
                             5671 Gibraltar Drive
                       Pleasanton, California 94588-8547
                                (510) 463-6800
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                             _____________________

                                  Copies to:
                          Vincent P. Pangrazio, Esq.
                              Cooley Godward LLP
                              3000 Sand Hill Road
                             Building 3, Suite 230
                       Menlo Park, California 94025-7116
                                (650) 843-5000

                             _____________________


                        CALCULATION OF REGISTRATION FEE

================================================================================

      =====================================================================================================================
                                                    Proposed Maximum        Proposed Maximum
      Title of Securities to      Amount to be      Offering Price Per     Aggregate Offering        Amount of
          Be Registered            Registered          Share (1)               Price (1)          Registration Fee
      ---------------------------------------------------------------------------------------------------------------------
      Stock Options and
       Common Stock (par
       value $.001)                     73,609       $1.1441 - $3.4323               $133,074                $40
      =====================================================================================================================

(1) Calculated solely for the purposes of this offering under Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the price at which the options may be exercised. The price per share and aggregate offering price is based upon the weighted average exercise price pursuant to Rule 457(h) of the Securities Act, of the options assumed.

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     The shares registered hereunder will be issued upon exercise of stock options assumed by Documentum, Inc., a Delaware corporation (the "Registrant"), pursuant to an Agreement and Plan of Merger and Reorganization among the Registrant, RTI Acquisition Corp, a Delaware corporation and wholly owned subsidiary of the Registrant, and Relevance Technologies, Inc., a California corporation ("Relevance"), dated as of July 16, 1998. These options were originally granted to employees of Relevance under Relevance's 1996 Stock Plan.

================================================================================

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

   (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, including all material incorporated by reference therein;

   (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, including all material incorporated by reference therein;

   (c) The Registrant's Current Report on Form 8-K, dated July 17, 1998.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTIS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

The Registrant's Certificate of Incorporation, as amended, provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Registrant has entered into agreements with its directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number    Description
-------   -----------

4.1/(2)/ Registrant's Amended and Restated Certificate of Incorporation. 4.2/(3)/ Certificate of Amendment to Registrant's Amended and Restated
          Certificate of Incorporation.
4.3/(1)/  Registrant's Amended and Restated Bylaws.
4.4/(1)/  Specimen stock certificate.
4.5/(1)/ Amended and Restated Investor Rights Agreement, dated September 20, 1994, between the Registrant and certain investors.
4.6/(3)/ Registration Rights Agreement, dated July 16, 1998, between the Registrant and certain stockholders.
5.1       Opinion of Cooley Godward LLP.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1      Power of Attorney.  Reference is made to the signature page.
99.1      Relevance Technologies, Inc. 1996 Stock Option Plan
_______________

(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 33-80047), as amended through the date hereof and incorporated herein by reference.

(2) Filed as an exhibit to the Form S-8 Registration Statement (No. 333-01832) and incorporated herein by reference.

(3) Filed as an exhibit to the Form S-3 Registration Statement filed on July 17, 1998 (No. 333-59331) and incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

      A.   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the

         Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on July 16, 1998.

                                      DOCUMENTUM, INC.

                                  By /s/ Jeffrey A. Miller
                                    ---------------------------
                                         Jeffrey A. Miller
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey A. Miller and Mark S. Garrett, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                             Title                                                     Date
                                                      President, Chief Executive and Director
/s/ Jeffrey A. Miller                                 (Principal Executive Officer)                         July 16, 1998
--------------------------------------------------
    Jeffrey A. Miller

                                                      Vice President, Finance and Operations,
                                                      and Chief Financial Officer (Principal
/s/ Mark S. Garrett                                   Financial and Accounting Officer)                     July 16, 1998
--------------------------------------------------
    Mark S. Garrett


/s/ Robert V. Adams                                   Chairman of the Board                                 July 16, 1998
--------------------------------------------------
    Robert Adams


                                                      Director                                              July 16, 1998
--------------------------------------------------
    Kathryn Gould


/s/ Colin O'Brien                                     Director                                              July 16, 1998
--------------------------------------------------
    Colin O'Brien


/s/ John L. Walecka                                   Director                                              July 16, 1998
--------------------------------------------------
    John L. Walecka


/s/ Edward Zander                                     Director                                              July 16, 1998
--------------------------------------------------
    Edward Zander


/s/ Geoffrey Moore                                    Director                                              July 16, 1998
--------------------------------------------------
    Geoffrey Moore

                                    EXHIBIT INDEX

Exhibit
Number    Description
-------   -----------

4.1/(2)/ Registrant's Amended and Restated Certificate of Incorporation. 4.2/(3)/ Certificate of Amendment to Registrant's Amended and Restated
          Certificate of Incorporation.
4.3/(1)/  Registrant's Amended and Restated Bylaws.
4.4/(1)/  Specimen stock certificate.
4.5/(1)/ Amended and Restated Investor Rights Agreement, dated September 20, 1994, between the Registrant and certain investors.
4.6/(3)/ Registration Rights Agreement, dated July 16, 1998 between the Registrant and certain stockholders.
5.1       Opinion of Cooley Godward LLP.
23.1      Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1      Power of Attorney.  Reference is made to the signature page.
99.1      Relevance Technologies, Inc. 1996 Stock Plan
_______________

(1) Filed as an exhibit to the Form S-1 Registration Statement (No. 33-80047), as amended through the date hereof and incorporated herein by reference.

(2) Filed as an exhibit to the Form S-8 Registration Statement (No. 333-01832) and incorporated herein by reference.

(3) Filed as an exhibit to the Form S-3 Registration Statement filed on July 17, 1998 (No. 333-59331) and incorporated herein by reference.